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                                                                     Exhibit 3.1

                          SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 INNOTECH, INC.

                      Pursuant To Sections 242 And 245 Of
                        Delaware General Corporation Law


          Innotech, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

          (a) the name of the corporation is Innotech, Inc;

          (b) the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State, Dover, Delaware, on the 5th day of November 1992;
          (c) this Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "GCL"), the Board of Directors and the stockholders of the Corporation having duly adopted this Second Amended and Restated Certificate of Incorporation;

          (d) the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

          FIRST:  The name of the Corporation is Innotech, Inc. (the
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     "Corporation").

          SECOND:  The address of the Corporation's registered office in the
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     State of Delaware is Corporation Trust Center, 1209 Orange Street in the
     City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
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          THIRD:  The purpose of the Corporation is to engage in any lawful act
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     or activity for which corporations may be organized under the General
     Corporation Law of Delaware (the "GCL").

          FOURTH:  The total number of shares of capital stock that the
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     Corporation shall have authority to issue is 75,000,000, shares of which
     70,000,000 shares of the par value of $.001 per share shall be designated Common Stock ("Common Stock"), and 5,000,000 shares of the par value of $.001 per share shall be designated Preferred Stock ("Preferred Stock").

          A.  Preferred Stock.  The Board of Directors is authorized, subject to
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     limitations prescribed by law and the terms of this Certificate, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

          B.  Common Stock.
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               (a) Dividends.  Subject to the preferential rights, if any, of
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          the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of Common Stock.

               (b) Voting Rights.  At every annual or special meeting of
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          stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock outstanding in his name on the books of the Corporation.

               (c) Liquidation.  In the event of any liquidation, after payment
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          or provision for payment of the debts and other liabilities of the
          Corporation and of the preferential amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.

          FIFTH:  The Board of Directors is expressly authorized to adopt,
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     amend, or repeal the By-Laws of
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     the Corporation.  By-Laws shall not be made, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than 66 2/3 percent of the outstanding shares of stock of the Corporation entitled to vote upon the election of Directors.

          SIXTH:  Elections of directors need not be by written ballot unless
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     the By-Laws of the Corporation shall otherwise provide.

          SEVENTH:  A director of the Corporation shall  not be personally
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     liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the
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     foregoing shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the GCL, or (4) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          EIGHTH:  Whenever a compromise or arrangement is proposed between this
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     Corporation and its creditors or any class of them and/or between this
     Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolutions or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-
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     fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          NINTH:  No action shall be taken by the stockholders of this
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     Corporation except at an annual or special meeting of Stockholders.

          TENTH:  Special meetings of the stockholders of this Corporation may
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     be called only by the Chairman of the Board or the Board of Directors of
     the Corporation pursuant to a resolution adopted by a majority of the members of the Board of Directors, and special meetings may not be called by any other person or persons.

          ELEVENTH:  The Board of Directors shall be divided, with respect to
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     the time for which they severally hold office into three classes, as nearly equal in number as possible, with the term in office of the first class to expire at the first annual meeting of stockholders after the filing of this Second Amended and Restated Certificate of Incorporation (the "Effective Date"), the term in office of the second class to expire at the second annual meeting of stockholders after the Effective Date and the term in office of the third class to expire at the third annual meeting of stockholders after the Effective Date. At each annual meeting of stockholders, commencing with the first annual meeting after the Effective Date, (i) directors elected to succeed those directors' whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

          TWELFTH:  The Corporation reserves the right to amend, alter, change
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     or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights
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     conferred upon the stockholders herein are granted subject to this reservation.

          Notwithstanding the foregoing, the provisions set forth in Articles FIFTH, NINTH, TENTH, ELEVENTH and this Article TWELFTH may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of not less than 66 2/3 percent of the outstanding shares of the stock of the Corporation entitled to vote upon the election of Directors.

          IN WITNESS WHEREOF, Innotech, Inc. has caused this Certificate to be signed and attested to by its duly authorized officers as of the 20th day of March, 1996.


                              INNOTECH, INC.


                              By: /s/ Steven A. Bennington
                                 -----------------------------------
                                 Steven A. Bennington
                                 Vice President



ATTEST:


By: /s/ Ronald D. Blum
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   Ronald D. Blum
   Secretary